Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Service Providers,” “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated June 30, 2025, and each included in this Post-Effective Amendment No. 1 on the Registration Statement (Form N-2, File No. 333-278716) of Principal Private Credit Fund (formerly Principal Private Credit Fund I) (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May, 23, 2025, with respect to the consolidated financial statements and financial highlights of Principal Private Credit Fund (formerly Principal Private Credit Fund I) (the “Fund”) included in the Annual Report to Shareholders (Form N-CSR) for the period from June 3, 2024, the effective date of the Fund’s registration statement on Form N-2, through March 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 27, 2025